Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value $0.0001 per share, of Opera Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 5, 2023.

Kunlun Tech Limited

By:	/s/ Tian Jin
Name:	Tian Jin
Title:	Director

Kunlun Group Limited

By:	/s/ Tian Jin
Name:	Tian Jin
Title:	Director

Kunlun Tech Co., Ltd.

By:	/s/ Han Fang
Name:	Han Fang
Title:	Director

Yahui Zhou

By:	/s/ Yahui Zhou
Name:	Yahui Zhou

Keeneyes Future Holding Inc.

By:	/s/ Yahui Zhou
Name:	Yahui Zhou
Title:	Director

Perfect Fortune Consultancy Limited

By:	/s/ Christiaan De Bruyn
Name:	Christiaan De Bruyn on behalf of T Proteus Limited
Title:	Director